Exhibit 10.26.2

Amendment No.2 to the 2000 Employee Stock Purchase Plan

The Therma-Wave, Inc. 2000 Employee Stock Purchase Agreement (the "ESPP") is hereby amended effectively as of October 1, 2002 by amending and restating Section 7(a) of the ESPP as follows:

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during any Purchase Period shall be 600 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

To record the due adoption of the foregoing amendment, Therma-Wave, Inc. has caused the execution hereof by its duly authorized officer.

Therma-Wave, Inc.

By: /s/ L. Ray Christie

Title: Senior Vice President, Chief Financial Officer and Secretary